UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2015, the Compensation & Human Resources Committee (the “Committee”) of the Board of Directors of First Commonwealth Financial Corporation (the “Company”) approved an award of 20,000 shares of restricted stock to Norman J. Montgomery, Executive Vice President and Business Integration Group Manager, to recognize Mr. Montgomery’s dedication and leadership of the successful conversion of First Commonwealth Bank’s core information technology systems during 2014. The shares will vest in a single installment on January 14, 2017, subject to accelerated vesting under certain circumstances, including a change of control or the involuntary termination of Mr. Montgomery’s employment other than for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2015
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President and Chief Financial Officer